Exhibit 10.32

THIRD AMENDMENT TO SERVICES AGREEMENT

THIS THIRD AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made and entered into as of the later of November 1, 2009, or the execution of the Agreement by both parties (the “Effective Date”) between, the University of Southern California, on behalf of its USC Norris Cancer Hospital (“Hospital”) and HemaCare Corporation, a California corporation (“HemaCare”).

R E C I T A L S

A. Hospital and HemaCare are parties to that certain Services Agreement effective January 30, 2003, and its subsequent 1st Amendment To Services Agreement effective April 1, 2006, and its subsequent 2nd Amendment to Services Agreement effective July 16, 2008 (the “Agreement”) for the provision of Therapeutic Hemapheresis (TA) and Stem Cell services (the “Services”); and

B. Addendum dated September 19, 2006 has been deleted and replaced in its entirety;

C. The University of Southern California purchased the hospital from Tenet Healthsystem Norris, Inc. and assumed Tenet Healthsystem Norris, Inc.'s duties and obligations under the Agreement; and HemaCare acknowledges that University of Southern California, on behalf of its USC Norris Cancer Hospital is the surviving entity subsequent to the acquisition of Tenet HealthSystem Norris, Inc., a California corporation, doing business as USC/Kenneth Norris Jr. Cancer Hospital, which materialized April 1, 2009.

D. Hospital and HemaCare desire to amend certain terms and conditions of the Agreement regarding HemaCare's responsibility, Hospital's responsibilities and the shared responsibilities as set forth herein below.

E. GENERAL. If provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail. Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the foregoing premises and for valuable consideration, the receipt of which is acknowledged by the parties, Hospital and HemaCare agree to amend the Agreement as follows:

I. HEMACARE'S RESPONSIBILITY: Section I.G.4 of the Second Amendment is hereby deleted from the Agreement in its entirety, which that states the following:

“4. Obtaining consent from the patient for the apheresis collection procedure.”

II. HOSPITAL'S RESPONSIBILITY: Section II.K of the Second Amendment is hereby amended to add the following to the Agreement:

7. Obtain consent from the patient for the apheresis collection procedure.

III. HEMACARE AND HOSPITAL RESPONSIBILITIES: Section IV.A of the Second Amendment is hereby deleted and replaced in its entirety in the Agreement as follows:

A. Consents: Hospital will supply and obtain the consent for autologous stem cell collections, which will be included in the patient's hospital chart. HemaCare RN will insure consent is present in the patient's hospital chart prior to starting the apheresis procedure. The Hospital will supply and obtain consents for all other related medical procedures that are required by Hospital policy.

IV. TERM: Section III.E is hereby deleted, amended and restated and made part of the Agreement as follows:

The term of the Agreement shall be two (2) years from the Effective Date. If the parties continue to abide by the terms and conditions of this Agreement without having executed a renewal or extension of this Agreement or advised the other party of such party's intent not to renew or extend this Agreement, then this Agreement shall automatically be extended on a month-to-month basis for up to six (6) months. During the term of this Agreement or any extension of this Agreement, HemaCare may change the payment rates with at least thirty (30) days written notice of the proposed change to Hospital.

V. Section III.H. LIMITATION OF LIABILITY. is added and incorporated herein and made part of the Agreement as follows:

“III.H. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING DAMAGES FOR LOST GOODWILL, LOST PROFITS, LOST BUSINESS OR OTHER INDIRECT ECONOMIC DAMAGES, WHETHER SUCH CLAIM IS BASED ON CONTRACT, NEGLIGENCE, TORT (INCLUDING STRICT LIABILITY) OR OTHER LEGAL THEORY, AS A RESULT OF A BREACH OF ANY WARRANTY OR ANY OTHER TERM OF THIS AGREEMENT, AND REGARDLESS OF WHETHER A PARTY WAS ADVISED OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.”

VI. Section III.I PARKING is added and incorporated herein and made part of the Agreement as follows:

III.I HemaCare and HemaCare personnel will be responsible for its own parking expense while on Hospital campus at all times.

UNIVERSITY OF SOUTHERN CALIFORNIA,
ON BEHALF OF ITS USC NORRIS CANCER HOSPITAL

By:	/s/ Scott Evans
Name:	Scott Evans
Title:	Chief Operating Officer
Date:

HEMACARE CORPORATION

By:	/s/ Pete van der Wal
Name:	Pete van der Wal
Title:	CEO
Date:	6/30/10